ARGOSY
MINERALS INC

ARBN 073 391 189

NEWS RELEASE No. 11-02

November 28, 2002	ASX Symbol — AGY

Resignation of Director, Mr. Louis G. Montpellier

Argosy Minerals Inc. advises that Mr. Louis Montpellier has resigned as a Director of the company.

ON BEHALF OF THE BOARD

/s/ Peter H Lloyd
Peter H Lloyd
Chief Executive Officer

For further information contact:

Peter H Lloyd, CEO Argosy Minerals Inc. Level 1, Suite 3, Parkview 23 Richardson Street South Perth, WA 6151 Australia Telephone: 61-8-9474-4178 Email: info@argosyminerals.com	Cecil R. Bond, Financial Director Argosy Minerals Inc. Vancouver, British Columbia, Canada Telephone: 1-604-689-5529 Email: argosy@intergate.ca

CAUTIONARY STATEMENT

The Australian Stock Exchange has neither approved nor disapproved the contents of this News Release. This News Release includes certain “forward-looking statements” within the meaning of Section 21E of the U.S. Securities and Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this release, including, without limitation, statements regarding potential mineralization and reserves, exploration results, and future plans and objectives of Argosy, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from Argosy’s expectations are disclosed under the heading “Risk Factors” and elsewhere in Argosy’s documents filed from time to time with the Australian Stock Exchange, the United States Securities and Exchange Commission and other regulatory authorities. All subsequent written and oral forward-looking statements attributable to Argosy or persons acting on its behalf are expressly qualified in their entirety by this notice.

Canada Suite 582, 885 Dunsmuir Street • Vancouver, B.C., Canada V6C 1N5 • Tel 0011 (604) 689-5529 • Fax 0011 (604) 689-5079

Australia Suite 3, Parkview, 23 Richardson Street • S. Perth, W.A., Australia 6151 • Tel 011 618-9474-4178 • Fax 011 618 9474 4236

Listed on the Australian Stock Exchange under the symbol AGY

Argosy Minerals Inc. is a limited liability corporation registered under the Yukon Business Corporations Act.